EXHIBIT 99.1

                        [LOGO] Sistersville [Letterhead]
                        ================================
                                 Bancorp, Inc.

                         726 Wells Street, P.O. Box 187
                             Sistersville, WV 26175
                                  304-652-3671



FOR IMMEDIATE RELEASE                   FOR FURTHER INFORMATION CONTACT:
---------------------                   --------------------------------
October 15, 1998                        Stanley M. Kiser
                                        President & CEO
                                        (304) 652-3671


             Sistersville Bancorp, Inc. Announces Stock Repurchase
             -----------------------------------------------------

     Sistersville, WV - Sistersville Bancorp, Inc., the parent holding company of First Federal Savings Bank, today announced that it has received the necessary regulatory and Board approval to initiate a repurchase plan covering up to 5% or 31,417 shares of the Company's common stock to be purchased in the open market. The company currently has 628,357 shares of common stock outstanding. Mr. Stanley M. Kiser, President and Chief Executive Officer of the Company, indicated that the repurchase would be made from time to time in open-market transactions, subject to the availability of stock, and the repurchased shares would be available for general corporate use.

     First Federal Savings Bank is a federally chartered savings bank which conducts business in Sistersville, West Virginia. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded in the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board" under the symbol "SVBC".